EXHIBIT 99.3

EASON EDUCATION KINGDOM HOLDINGS, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2020

(Unaudited)

	Historical	Historical	Pro Forma		Pro Forma Condensed
	EKKH	NHCL	Adjustments	Note	Combined

ASSETS
Current assets:
Cash and cash equivalents	$-	$16,429			$16,429
Escrow accounts held by attorney	21,131	-			21,131
Accounts receivable	-	524			524
Deposits and prepayments	-	11,523			11,523

Total current assets	21,131	28,476			49,607

TOTAL ASSETS	$21,131	$28,476			$49,607

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued liabilities and other payables	$20,000	$967			$20,967
Amount due to a related company	-	25,624			25,624
Amounts due to directors	-	80,813			80,813

Total current liabilities	20,000	107,404			127,404

Total liabilities	20,000	107,404			127,404

Shareholders’ equity:
Preferred stock	-	-			-
Common stock	310,869	-	10,000	(b)	320,869
Additional paid-in capital	413,349	10,000	(423,349)	(a),(b)	-
Accumulated other comprehensive income	-	(676)			(676)
(Accumulated deficit) retained earnings	(723,087)	(88,252)	413,349	(a),(b)	(397,990)

Total shareholders’ equity	1,131	(78,928)			(77,797)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$21,131	$28,476			$49,607

F-1

EASON EDUCATION KINGDOM HOLDINGS, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATION

FOR THE THREE MONTHS ENDED MARCH 31, 2020

(Unaudited)

	Historical	Historical	Pro forma	Pro Forma Condensed
	EKKH	NHCL	Adjustment	Combined

Revenues, net	$-	$20		$20

Cost of revenues	-	-		-

Gross profit	-	20		20

Operating expenses:
General and administrative expenses	(8,573)	(3,538)		(12,111)
Total operating expenses	(8,573)	(3,538)		(12,111)

Loss from operations	(8,573)	(3,518)		(12,091)

Other income:
Subsidy income	-	10,295		10,295

Total other income	-	10,295		10,295

(LOSS) INCOME BEFORE INCOME TAXES	(8,573)	6,777		(1,796)

Income tax expense	-	-		-

NET (LOSS) INCOME	$(8,573)	$6,777		$(1,796)

Net (loss) income per share	$(0.00)			$ #(0.00)

Weighted average shares outstanding	310,868,500			320,868,500

# less than $0.001

F-2

EASON EDUCATION KINGDOM HOLDINGS, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

AS OF MARCH 31, 2020

(Unaudited)

NOTE 1 – BACKGROUND

On June 29, 2020, Eason Education Kingdom Holdings, Inc. or the Company or EKKH completed the Share Exchange Agreement with NEMO Holding Company Limited and Subsidiary (collectively “NHCL”) (the “Share Exchange”) for its 100% equity interest.

The consideration of the Share Exchange totaled approximately 10,000,000 shares of the Company’s common stock, at the price of $0.6 equal to $6,000,000.

NOTE 2 – BASIS OF PRESENTATION

Because EKKH is a shell company, NHCL will comprise the ongoing operations of the combined entity and its senior management will serve as the senior management of the combined entity, NHCL is deemed to be the accounting acquirer for accounting purposes. The transaction will be treated as a recapitalization of EKKH. Accordingly, the consolidated assets, liabilities and results of operations of NHCL will become the historical financial statements of NHCL, and EKKH’s assets, liabilities and results of operations will be consolidated with NHCL beginning on the acquisition date. These pro forma financial statements are presented as a continuation of NHCL.

The pro forma balance sheet as of March 31, 2020 is based on the historical financial statements of EKKH after giving effect to NHCL’s acquisition of EKKH as a reverse merger using the acquisition method of accounting and applying the assumptions and adjustments described in the notes to the pro forma financial statements as if such acquisition had occurred as of March 31, 2020 for the balance sheet for pro forma financial statements purposes.

The pro forma financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document and assumptions that management believes are reasonable. The pro forma financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with EKKH’s historical financial statements included elsewhere on Form 10-Q for the quarter ended March 31, 2020, as Exhibits filed with SEC herewith.

The pro forma financial statements do not purport to represent what the results of operations or financial position of the combined entity would actually have been if the merger had in fact occurred on March 31, 2020, nor do they purport to project the results of operations or financial position of the combined entity for any future period or as of any date.

These pro forma financial statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between EKKH and NHCL since such amounts, if any, are not presently determinable.

F-3

NOTE 3 – PRO FORMA ADJUSTMENTS

The pro forma financial statements have been prepared as if the acquisition was completed on March 31, 2020 for combined balance sheet purpose and reflects the following pro forma adjustment(s):

(a)	To eliminate the accumulated deficits of EKKH incurred before the merger transaction to reflect the recapitalization of EKKH

Dr. Additional paid-in capital 413,349 Cr. Accumulated losses 413,349

(b)	To reflect the issuance of 10,000,000 shares of common stock of EKKH for the acquisition of 100% of NHCL outstanding capital stock

Dr. Additional paid-in capital 10,000 Cr. Common stock 10,000

NOTE 4 – PRO FORMA EARNINGS PER SHARE

The pro forma earnings per share, giving effect to the share exchange transaction has been computed as follows:

Net loss		$(1,796)

Net loss per share – Basic and diluted	$	#(0.00)

Weighted average number of shares deemed issued and outstanding		320,868,500

# less than $0.001

F-4